                                                                   EXHIBIT 10-K

                             THE FINOVA GROUP INC.
                               Value Sharing Plan
                                      for
                      Executive Officers and Key Employees

1.  Purpose.

                 The FINOVA Group Inc. Value Sharing Plan for Executive Officers and Key Employees (the "Plan") is designed to recognize the significant contributions made to The FINOVA Group Inc. (the "Company") and its shareholders by executive officers (other than the Chief Executive Officer) of the Company and certain other key employees of the Company, and to reward such employees in the event of a Change in Control (as defined herein) of the Company.

2  Definitions.

                 For purposes of the Plan:

         (a) "Acquisition Value" of the Company shall mean an amount equal to (i) the price per Share that is paid or offered to be paid, by any person or entity, in connection with any transaction that constitutes a Change in Control, multiplied by (ii) the total number of Shares outstanding and Equivalent Shares, each determined on a fully diluted basis as of 5:00 p.m. New York time on the day immediately preceding the Effective Date.

         (b)     "Award" shall mean any award granted pursuant to the Plan.

         (c) "Base Value" of the Company shall be an amount equal to the product of (i) the total number of Shares outstanding and Equivalent Shares, each determined on a fully diluted basis as of 5:00 p.m. New York time, August 10, 1995, and (ii) forty dollars ($40).

         (d)     "Board" shall mean the board of directors of the Company.

         (e)     "CEO" shall mean the Chief Executive Officer of the Company.

         (f)     "Change in Control" shall mean:

                          (i) the acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

                 Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(f); or

                          (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                          (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                 (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                          (iv) approval by the shareholders of the Company of a
                 complete liquidation or dissolution of the Company.

         (g) "Change in Control Shareholder Value Created" shall mean an amount equal to (i) Acquisition Value minus (ii) Base Value.

         (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (i) "Committee" shall mean the Executive Compensation Committee of the Board, or such fewer members of which Committee as are "disinterested directors" within the meaning of Rule 16b-3(c)(2)(i) under the Exchange Act, or any successor provision.

         (j) "Effective Date" shall mean the date on which the Change in Control becomes effective.

         (k) "Equivalent Share" shall mean a Share that is subject to, or underlying, any stock option, restricted stock or other equity-based award granted by the Company (including any share that represents a component of a maximum vesting for a performance-based award as if maximum performance conditions or payouts were achieved); provided, however, that each Equivalent Share subject to an award granted in tandem with another award shall be included as only one Equivalent Share.

         (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (m) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code or any successor provision.

         (n) "Fair Market Value" shall be the average of the high and low prices of a Share as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the Shares were not traded on the New York Stock Exchange on such date, the "Fair Market Value" of a Share as of such date shall be the average of the high and low prices of such Shares as reported on said Composite Tape on the next preceding date on which such trades were reported on said Composite Tape.

         (o) "Participant" shall mean a person designated for participation in the Plan pursuant to Section 5 hereof.

         (p) "Person" shall have the meaning ascribed to it in Sections 13(d) and 14(d) of the Exchange Act.

         (q) "Share" shall mean a share of common stock of the Company, $.01 par value.

         (r) "Value Sharing Pool" shall equal 2.5% of the Change in Control Shareholder Value Created.

3.       Administration.

                 The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom Awards shall be granted; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                 All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

                 No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.         Eligibility.

                 Awards may be granted to executive officers and other key employees of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the amount of any Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan, including the recommendation of the CEO.

5.       Determination of Awards.

                 Prior to the Effective Date, or as soon as practicable thereafter, the Committee, based on the recommendations of the CEO, shall designate the Participants eligible to participate in the Plan and determine the amount of each Award; provided, however, that the aggregate value of Awards granted hereunder shall equal at least 80% of the Value Sharing Pool.

6.       Payment of Awards.

                 As soon as practicable (but in no event later than 10 business days) after the Effective Date, the Company shall pay to each Participant in cash the full amount of his or her Award; provided, however, that if a Participant was no longer employed by the Company on the Effective Date other than by reason associated with the occurrence of a Change in Control, then such Participant's Award shall be forfeited. In such event, in the discretion of the Committee, such Participant's award may be distributed among the remaining Participants. Notwithstanding the foregoing, payments made pursuant to this
Section 6 shall total, in the aggregate, an amount not less than 80% of the Value Sharing Pool.

7.       Excise Tax.

                 Solely with respect to Participants who, as of the Effective Date are eligible to participate in the Company's Tier I or Tier II Executive Severance Plans, in the event that the payment of an Award will be subject to the Excise Tax, the Company shall pay to the Participant an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant, after deduction of any Excise Tax on the Award and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 7, shall be equal to the Award. For purposes of determining whether the Award will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Participant in connection with a Change in Control (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (ii) the amount of the Award that shall be treated as subject to the Excise Tax shall be equal to the lesser of
(A) the total amount of the Award or (B) the amount of excess parachute payments within the meaning of section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date of payment of the Award, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of payment of the Award, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Participant to the extent that such repayment results in a reduction in Excise Tax and/or federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the payment of the Award (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess is finally determined. The Participant and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Award.

                 The payments provided for in Section 7 hereof shall be made not later than the fifth day following the date of payment of the Award; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Participant on such day an estimate, as determined in good faith by the Participant, of the minimum amount of such payments to which the Participant is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the date of payment of the Award. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Participant, payable on the fifth business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section 7, the Company shall provide the Participant with a written statement setting forth the manner in which such payments were calculated and the basis for such calculation including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

8.       General Provisions.

                 (a) No Right To Continued Employment. Nothing in the Plan or in any Award granted hereunder shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

                 (b) Withholding Taxes. The Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of his or her award. Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by either of the following methods, or by a combination of such methods: (x) tendering to the Company a cash payment; or
(y) authorizing the Company to withhold from the cash otherwise payable to such Participant cash in an amount less than or equal to the amount of the total withholding tax obligation.

                 (c) Amendment and Termination of the Plan. Prior to the occurrence of a Change in Control, the Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. As of and following a Change in Control, the Plan may be altered, amended, suspended or terminated only with the prior written consent of Participants in the aggregate holding interests to at least three-quarters (75%) of the Value Sharing Pool, if such interests have been designated, and if not, by at least three-quarters (75%) of the Participants who, at the time such amendment is sought, are eligible to receive Awards under the Plan. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan or any written designation or agreement to designate a person to participate hereunder. The power to grant Awards under the Plan will automatically terminate on December 31, 2002.

                 (d) Participant Rights. Subject to Section 8(c) above, no Participant shall have any claim to be granted an Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Nothing in this Plan shall create any rights in any other person or entity, whether claiming through or on behalf of a Participant or otherwise.

                 (e) Adjustment of Values. The Acquisition Value and the Base Value shall be adjusted pro rata for any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Shares or other change in corporate structure affecting the Shares. The Committee shall have sole discretion to determine the appropriate pro rata adjustments to be made as a consequence of the foregoing events and its determination with respect thereto shall be final and binding. In addition, the Committee shall have sole discretion to determine whether and to what extent to adjust such values in the event of any issuance of additional Shares, other than pursuant to the 1992 Stock Incentive Plan or any other employee benefit plan, in excess of twenty percent (20%) of the issued Shares on the effective date of the Plan (28,421,703 Shares) and its determination with respect thereto shall be final and binding.

                 (f) Indemnification. If litigation is brought to enforce or interpret any provision contained herein, the Company, to the extent permitted by applicable law and the Company's Certificate of Incorporation, shall indemnify the Participant for the Participant's reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay interest on any money judgment obtained by the Participant, calculated at the Citibank, N.A. prime interest rate in effect from time to time from the date that payment(s) to the Participant should have been made under the Plan.

                 (g) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                 (h) Nontransferability of Awards. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

                 (i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                 (j) Effective Date of Plan. The Plan shall take effect on August 10, 1995, which is the date of its adoption by the Board.

                 (k) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

                 (l) Successors. This Plan shall inure to the benefit of Participants and persons designated to be Participants and shall be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and expressly agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, Company shall mean the Company as herein- before defined and any entity that assumes and agrees to perform this Plan by operation of law or otherwise.

                 (m) Interpretation. The Plan is intended to provide that Awards paid hereunder shall not be "derivative securities" within the meaning of Rule 16a-1(c)(3)(i) under the Exchange Act, and all provisions hereof shall be construed in a manner to so comply.